UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 5, 2022

REDHAWK HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-54323	20-3866475
(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification No.)

100 Petroleum Drive, Suite 200, Lafayette, Louisiana 70508
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (337) 269-5933

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On September 23, 2021, the United States District Court for the Eastern District of Louisiana (the “Louisiana Court”) under Civil Action No. 2:17-cv-819-B(3) (the “Litigation”) granted the defendants’ motion to enforce the settlement agreement entered into between the Company and the defendants, Daniel J. Schreiber and the Daniel J. Schreiber Living Trust – Dtd 2/08/95. The Louisiana Court ordered the Company to pay the defendants the amount of $101,490.27, representing its calculation of the contractual interest in the amount of 18% of the outstanding principal balance of the two promissory notes issued pursuant to the settlement agreement until paid, plus certain reasonable attorneys’ fees and costs incurred.

The Company believes the Louisiana Court’s September 23, 2021 ruling is in error.

On October 15, 2021, the Company filed a Motion for Reconsideration asking the Louisiana Court to reconsider its ruling.

On January 5, 2022, the Louisiana Court denied the Company’s October 15, 2021 Motion to Reconsider. The Company is evaluating its options and, if it is unable to reach an amicable settlement in the interim, expects to appeal the Louisiana Court’s September 23, 2021 ruling, and associated orders it has issued pursuant to it, to the United States 5th Circuit Court of Appeals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

REDHAWK HOLDINGS CORP.

Date: January 11, 2022	By:	/s/ G. Darcy Klug
G. Darcy Klug
Chief Financial Officer